FORM OF
                                 AMENDMENT NO. 1
                                     to the
                      RETAIL SHAREHOLDER SERVICES AGREEMENT


      The Retail Shareholder Services Agreement dated February 3, 1999, by and among E*TRADE Securities, Inc., E*TRADE Funds and E*TRADE Asset Management, Inc., is hereby amended as follows:

      1. Schedule C is hereby amended and substituted with the attached Scheduled C.

      In witness whereof, each Party has executed this Amendment No. 1 to the Retail Shareholder Services Agreement by a duly authorized representative of such Party as of ______________, 1999.


                            E*TRADE Securities, Inc.


                                    By:
                                       Name:
                                       Title:


                                    E*TRADE Funds

                                    By:
                                       Name:
                                       Title:


                                    E*TRADE Asset Management, Inc.

                                    By:
                                       Name:
                                       Title:

                                   Schedule C
                                     to the
                      RETAIL SHAREHOLDER SERVICES AGREEMENT

                           Fund Portfolios and Classes


Fund Name/Class:                          Cusip/Ticker Symbol:

E*TRADE S&P 500 Index Fund*               269244109/ET SPX

E*TRADE Extended Market Index Fund*       269244307

E*TRADE Bond Index Fund*                  2692444208

E*TRADE Technology Index Fund*                  269244406

E*TRADE International Index Fund                __________

E*TRADE E-Commerce Index Fund             __________


* indicates that the Fund is a "No-Load" or "No-Sales Charge" Fund as defined in
Section 26 of the NASD's Rules of Fair Practice.